Exhibit 19.2


  Ford Credit Auto Owner Trust 2002-B
  Monthly Servicing Report



  Collection Period                                                                                                   October, 2002
  Distribution Date                                                                                                      11/15/2002
  Transaction Month                                                                                                               8

  I. ORIGINAL DEAL PARAMETERS
  ---------------------------
                                          Dollar Amount       # of Contracts
  Original Portfolio:                  $3,649,997,982.62              219,404
  Original Securities:                                             Dollar Amount          Coupon              Legal Final Maturity
   Class A-1 Notes                                                 $700,000,000.00         2.010%                 December 16, 2002
   Class A-2 A Notes                                                515,050,000.00         2.970%                     June 15, 2004
   Class A-2 B Notes                                                574,834,000.00         1.950%                     June 15, 2004
   Class A-3 A Notes                                                388,858,000.00         4.140%                 December 15, 2005
   Class A-3 B Notes                                                776,000,000.00         1.960%                 December 15, 2005
   Class A-4 Notes                                                  393,322,000.00         4.750%                   August 15, 2006
   Class B Notes                                                    105,728,000.00         5.180%                  October 16, 2006
   Class C Notes                                                     70,486,000.00         5.750%                 December 15, 2006
   Class D Certificates                                              70,486,000.00         6.000%                   August 15, 2008
                                                                     -------------
      Total                                                      $3,594,764,000.00


  II. COLLECTIONS
  ---------------
  Interest:                                                Simple Interest Loans       Precomputed Loans                     Total
  Interest Collections                                              $14,266,890.89                $2,115.00          $14,269,005.89
  Repurchased Loan Proceeds Related to Interest                          18,256.85                     0.00               18,256.85
                                                                         ---------                     ----               ---------
      Total                                                         $14,285,147.74                $2,115.00          $14,287,262.74

  Servicer Advances:
  Principal Advances                                                         $0.00                $1,706.66               $1,706.66
  Interest Advances                                                   2,891,091.85                    68.02            2,891,159.87
                                                                      ------------                    -----            ------------
      Total                                                          $2,891,091.85                $1,774.68           $2,892,866.53

  Principal:
  Principal Collections                                             $64,117,238.66               $38,029.08          $64,155,267.74
  Prepayments in Full                                                35,665,245.87                 5,095.77           35,670,341.64
  Prepayments in Full Due to Administrative Repurchases                       0.00                     0.00                    0.00
  Repurchased Loan Proceeds Related to Principal                        926,501.96                     0.00              926,501.96
  Payahead Draws                                                              0.00                 4,749.10                4,749.10
                                                                              ----                 --------                --------
      Total                                                        $100,708,986.49               $47,873.95         $100,756,860.44

  Liquidation Proceeds                                                                                                $1,646,343.00
  Recoveries from Prior Month Charge-Offs                                                                                 57,418.16
                                                                                                                          ---------
      Total Principal Collections                                                                                   $102,460,621.60

  Principal Losses for Collection Period                                                                              $4,334,908.54
  Total Regular Principal Reduction                                                                                 $105,093,475.64

  Total Collections                                                                                                 $119,640,750.87

  III. FUNDS AVAILABLE FOR DISTRIBUTION
  -------------------------------------
  Total Collections                                                                                                 $119,640,750.87
  Reserve Account Release                                                                                                      0.00
  Reserve Account Draw                                                                                                         0.00
  Clean-up Call                                                                                                                0.00
  Net Swap Receipt, Tranche A2 B                                                                                               0.00
  Net Swap Receipt, Tranche A3 B                                                                                               0.00
                                                                                                                               ----
      Total                                                                                                         $119,640,750.87



                                     Page 1


  Ford Credit Auto Owner Trust 2002-B
  Monthly Servicing Report


  Collection Period                                                                                                   October, 2002
  Distribution Date                                                                                                      11/15/2002
  Transaction Month                                                                                                               8

  IV. DISTRIBUTIONS
  -----------------
  Servicing Fee:                                Amount Due          Amount Paid            Shortfall
   Total Amount                               $2,409,776.05        $2,409,776.05                $0.00
   Amount per $1,000 of Original Balance               0.67                 0.67                 0.00
  Net Swap Payment, Tranche A2 B                 $462,133.90
  Net Swap Payment, Tranche A3 B               $1,422,289.44

                                                                                                                          Change in
  Noteholders Interest:                Amount Due         Amount Paid            Shortfall Carryover Shortfall  Carryover Shortfall
   Class A1 Notes                            $0.00                $0.00               $0.00                $0.00               $0.00
   Class A2 A Notes                   1,152,838.76         1,152,838.76                0.00                 0.00                0.00
   Class A2 B Notes                     829,285.05           829,285.05                0.00                 0.00                0.00
   Class A3 A Notes                   1,341,560.10         1,341,560.10                0.00                 0.00                0.00
   Class A3 B Notes                   1,244,563.89         1,244,563.89                0.00                 0.00                0.00
   Class A4 Notes                     1,556,899.58         1,556,899.58                0.00                 0.00                0.00
   Class B Notes                        456,392.53           456,392.53                0.00                 0.00                0.00
   Class C Notes                        337,745.42           337,745.42                0.00                 0.00                0.00
                                        ----------           ----------                ----                 ----                ----
      Total                          $6,919,285.33        $6,919,285.33               $0.00                $0.00               $0.00

  Certificateholders Interest:
   Class D Certificates                $352,430.00          $352,430.00               $0.00                $0.00               $0.00
                                       -----------          -----------               -----                -----               -----

  Total Note and Cert. Interest:     $7,271,715.33        $7,271,715.33               $0.00                $0.00               $0.00

  Total Available for Principal Distribution   $108,074,836.15

  Principal Distribution Amounts
   First Priority Distribution Amount                $0.00
   Second Priority Distribution Amount                0.00
   Third Priority Distribution Amount        22,740,788.80
   Regular Principal Distribution Amount     80,102,346.18
                                             -------------
      Principal Distribution Amount        $102,843,134.98

  Noteholder Principal Distributions:
   Class A1 Notes                                                 $0.00
   Class A2 A Notes                                       48,600,912.27
   Class A2 B Notes                                       54,242,222.71
   Class A3 A Notes                                                0.00
   Class A3 B Notes                                                0.00
   Class A4 Notes                                                  0.00
   Class B Notes                                                   0.00
   Class C Notes                                                   0.00
                                                                   ----
      Total Note Principal Paid                         $102,843,134.98

  Certificateholder Principal Distributions:
   Class D Certificates                                           $0.00
                                                                  -----

  Total Note and Certificate Principal Paid:            $102,843,134.98

  Collections Released to Servicer                        $5,231,701.17

  Total Available for Distribution         $119,640,750.87
  Total Distribution (incl. Servicing Fee) $119,640,750.87

  Ford Credit Auto Owner Trust 2002-B
  Monthly Servicing Report


  Collection Period                                                                                                   October, 2002
  Distribution Date                                                                                                      11/15/2002
  Transaction Month                                                                                                               8

  V. DISTRIBUTION PER $1,000 OF ORIGINAL BALANCE
  ----------------------------------------------
                                                           Principal                Interest                  Total
                                                        Distribution            Distribution            Distribution
  Class A1 Notes                                                $0.00                   $0.00                    $0.00
  Class A2 A Notes                                              94.36                    2.24                    96.60
  Class A2 B Notes                                              94.36                    1.44                    95.80
  Class A3 A Notes                                               0.00                    3.45                     3.45
  Class A3 B Notes                                               0.00                    1.60                     1.60
  Class A4 Notes                                                 0.00                    3.96                     3.96
  Class B Notes                                                  0.00                    4.32                     4.32
  Class C Notes                                                  0.00                    4.79                     4.79
                                                                 ----                    ----                     ----
      Total Notes                                              $29.18                   $1.96                   $31.14

  Class D Certificates                                          $0.00                   $5.00                    $5.00
                                                                -----                   -----                    -----

  Total Notes and Certificates:                                $28.61                   $2.02                   $30.63

  VI. POOL BALANCE AND PORTFOLIO INFORMATION
  ------------------------------------------
                                                 Beginning of Period                                 End of Period
                                                    Balance       Pool Factor                       Balance        Pool Factor
  Aggregate Balance of Notes               $2,720,047,465.52       0.7718028                $2,617,204,330.54       0.7426214
  Class A1 Notes                                        0.00       0.0000000                             0.00       0.0000000
  Class A2 A Notes                            465,793,439.87       0.9043655                   417,192,527.60       0.8100039
  Class A2 B Notes                            519,860,025.65       0.9043655                   465,617,802.94       0.8100039
  Class A3 A Notes                            388,858,000.00       1.0000000                   388,858,000.00       1.0000000
  Class A3 B Notes                            776,000,000.00       1.0000000                   776,000,000.00       1.0000000
  Class A4 Notes                              393,322,000.00       1.0000000                   393,322,000.00       1.0000000
  Class B Notes                               105,728,000.00       1.0000000                   105,728,000.00       1.0000000
  Class C Notes                                70,486,000.00       1.0000000                    70,486,000.00       1.0000000
  Class D Certificates                         70,486,000.00       1.0000000                    70,486,000.00       1.0000000
                                               -------------       ---------                    -------------       ---------
     Total                                 $2,790,533,465.52       0.7762772                $2,687,690,330.54       0.7476681

  Portfolio Information
  Weighted Average Coupon (WAC)                         7.11%                                           7.11%
  Weighted Average Remaining Maturity (WAM)             45.15                                           44.30
  Remaining Number of Receivables                     188,249                                         183,577
  Portfolio Receivable Balance              $2,891,731,264.21                               $2,786,633,609.17

  VII. OVERCOLLATERALIZATION INFORMATION
  --------------------------------------
  Specified Overcollateralization Amount                                                                      $9,616,346.18
  Specified Credit Enhancement Amount                                                                        $27,866,336.09
  Yield Supplement Overcollateralization Amount                                                              $89,326,932.45
  Target Level of Overcollateralization                                                                      $98,943,278.63

  VIII. RECONCILIATION OF RESERVE ACCOUNT
  ---------------------------------------
  Beginning Reserve Account Balance                                                                          $18,249,989.91
  Specified Reserve Account Balance                                                                           18,249,989.91
  Reserve Release Amount                                                                                               0.00
  Reserve Account Draws                                                                                                0.00
  Interim Reserve Account Balance                                                                             18,249,989.91
  Reserve Account Deposits Made                                                                                        0.00
                                                                                                                       ----
  Ending Reserve Account Balance                                                                             $18,249,989.91
  Change in Reserve Account Balance                                                                                   $0.00

  Ford Credit Auto Owner Trust 2002-B
  Monthly Servicing Report


  Collection Period                                                                                                   October, 2002
  Distribution Date                                                                                                      11/15/2002
  Transaction Month                                                                                                               8


  IX. NET LOSS AND DELINQUENCY ACCOUNT ACTIVITY
  ---------------------------------------------

  Liquidation Proceeds                                                                                                $1,646,343.00
  Recoveries from Prior Month Charge-Offs                                                                                $57,418.16
  Total Principal Losses for Collection Period                                                                        $4,334,908.54
  Charge-off Rate for Collection Period (annualized)                                                                          1.09%
  Cumulative Net Losses for all Periods                                                                               $9,251,250.96


  Delinquent Receivables:                                                            # of Contracts                         Amount
  31-60 Days Delinquent                                                                         2,555                $38,917,963.48
  61-90 Days Delinquent                                                                           361                 $5,307,336.53
  91-120 Days Delinquent                                                                          153                 $2,401,577.91
  Over 120 Days Delinquent                                                                        144                 $2,513,799.81

  Repossesion Inventory                                                                           361                 $6,013,573.70


  Ratio of Net Losses to the Average Pool Balance:
  Second Preceding Collection Period                                                                                        0.6596%
  Preceding Collection Period                                                                                               0.7082%
  Current Collection Period                                                                                                 1.1121%
  Three Month Average                                                                                                       0.8266%

  Ratio of 60+ Delinquent Contracts to Outstanding Receivables:
  Second Preceding Collection Period                                                                                        0.3286%
  Preceding Collection Period                                                                                               0.3633%
  Current Collection Period                                                                                                 0.3584%
  Three Month Average                                                                                                       0.3501%

  Ford Credit Auto Owner Trust 2002-B
  Monthly Servicing Report


  Collection Period                                                                                                   October, 2002
  Distribution Date                                                                                                      11/15/2002
  Transaction Month                                                                                                               8

  Worksheet Information
  ---------------------

  Servicer Advances                                                           Simple Interest Loans              Precomputed Loans
  Beginning Servicer Advances                                                           $7,668,678.35                    $18,026.81
  New Advances                                                                           2,861,566.25                      1,774.68
  Servicer Advance Recoveries                                                            2,786,884.05                      4,418.66
                                                                                         ------------                      --------
  Ending Servicer Advances                                                              $7,743,360.55                    $15,382.83

  Current Month Interest Advances for Prepaid Loans                                        $29,525.60                         $0.00

  Payahead Account
  Beginning Payahead Account Balance                                                                                      $7,528.64
  Additional Payaheads                                                                                                     7,676.49
  Payahead Draws                                                                                                           9,949.53
                                                                                                                           --------
  Ending Payahead Account Balance                                                                                         $5,255.60


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